                                 THE LAW FIRM OF
                               HAMADA & MATSUMOTO
                        Kasumigaseki Building, 25th Floor
                            2-5, Kasumigaseki 3-Chome
                          Chiyoda-Ku, Tokyo 100, Japan
                                Tel: 03-3580-3377
                                Fax: 03-3581-4713



                                                               February 19, 1999



Warburg, Pincus Japan Growth Fund, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Ladies and Gentlemen:

We have acted as counsel to Warburg, Pincus Japan Growth Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, as to matters of Japanese law.

We hereby confirm that the information concerning Japanese law set forth under the caption "Additional Information Concerning Taxes -- Foreign Taxes" in the statement of additional information ("SAI") contained in the Fund's Registration Statement on Form N-1A, as amended (the "Registration Statement"), has been reviewed by us and in our opinion is correct. In addition, we hereby consent to the reference to us in the SAI and to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       HAMADA & MATSUMOTO



                                       By:/s/ Yogo Kimura
                                          -------------------------------------
                                            Yogo Kimura